EXHIBIT 99

CERBCO, Inc.
CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
THREE MONTHS ENDED SEPTEMBER 30, 1996
(unaudited)


                                    CERBCO, Inc.                         CERBCO, Inc.   Insituform East,   Capitol Office
                                    Consolidated       Eliminations     Unconsolidated    Incorporated     Solutions, Inc.

Sales                                $10,684,453               $0                $0        $5,320,770       $5,363,683
                                     -----------        ---------           -------        ----------       ----------

Costs and Expenses:
  Cost of sales                        8,059,630                0                 0         4,710,687        3,348,943
  Selling, general and
    administrative expenses            2,243,025                0           145,265         1,202,441          895,319
                                      ----------        ---------           -------         ---------        ---------
      Total Costs and Expenses        10,302,655                0           145,265         5,913,128        4,244,262
                                      ----------        ---------           -------         ---------        ---------

Operating Profit (Loss)                  381,798                0          (145,265)         (592,358)       1,119,421
Investment Income                        130,750                0            33,016            46,541           51,193
Interest Expense                          (8,099)               0                 0            (6,293)          (1,806)
Other Income (Expense) - net               9,077                0           (21,967)           48,904          (17,860)
                                           -----        ---------           -------            ------          -------
Earnings (Loss) Before Income
  Taxes and Non-Owned Interests          513,526                0          (134,216)         (503,206)       1,150,948

Provision for Income Taxes               209,000                0                 0          (191,000)         400,000
                                         -------         --------         ---------          --------          -------

Earnings (Loss) Before Non-Owned
  Interests                              304,526                0          (134,216)         (312,206)         750,948

Non-Owned Interests in Earnings of
  Consolidated Subsidiaries               35,113    (A)    50,456                 0           (15,343)               0
                                        --------         --------         ---------         ---------         --------

NET EARNINGS                            $269,413         $(50,456)        $(134,216)        $(296,863)        $750,948
                                        ========         ========         =========         =========         ========


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
CERBCO, Inc.
CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
SEPTEMBER 30, 1996
(unaudited)


                                    CERBCO, Inc.                         CERBCO, Inc.   Insituform East,   Capitol Office
                                    Consolidated       Eliminations     Unconsolidated    Incorporated     Solutions, Inc.

ASSETS

Current Assets:
  Cash and cash equivalents          $10,511,317                $0        $2,858,340        $3,172,601       $4,480,376
  Accounts receivable                  8,515,723                 0               105         6,026,898        2,488,720
  Inventories                          3,041,829                 0                 0         1,478,119        1,563,710
  Prepaid and refundable taxes           304,096                 0            48,292           255,804                0
  Deferred income taxes                  133,000                 0                 0                 0          133,000
  Prepaid expenses and other             547,019                 0                 0           437,292          109,727
                                      ----------        ----------        ----------        ----------        ---------

TOTAL CURRENT ASSETS                  23,052,984                 0         2,906,737        11,370,714        8,775,533

Investment in and Advances to
  Subsidiaries:
  Investment in subsidiaries                   0  (B)  (13,695,837)       13,695,837                 0                0
  Intercompany receivables and
    payables                                   0                 0             4,800             5,795          (10,595)

Property, Plant and Equipment - net
  of accumulated depreciation         11,240,735                 0            93,452        10,949,484          197,799

Other Assets:
  Excess of acquisition cost over
    value of net assets acquired -
    net                                4,688,835  (B)    2,474,409                 0                 0        2,214,426
  Cash surrender value of life
    insurance                            498,974                 0           498,974                 0                0
  Deferred income taxes                   41,000                 0                 0                 0           41,000
  Deposits and other                     187,659                 0            62,837           101,000           23,822
                                         -------      ------------       -----------       -----------      -----------

TOTAL ASSETS                         $39,710,187      $(11,221,428)      $17,262,637       $22,426,993      $11,241,985
                                     ===========      ============       ===========       ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued
    liabilities                       $4,204,435                $0           $99,064        $2,872,821       $1,232,550
  Deferred revenue                       499,713                 0                 0                 0          499,713
  Current portion of capital lease
    obligations                           42,245                 0                 0            28,854           13,391
                                       ---------         ---------          --------        ----------       ----------

TOTAL CURRENT LIABILITIES              4,746,393                 0            99,064         2,901,675        1,745,654

Long-Term Liabilities:
  Capital lease obligations              126,877                 0                 0           107,339           19,538
  Deferred income taxes                  837,000                 0                 0           837,000                0
  Accrued SERP liability                 270,188                 0           270,188                 0                0
                                       ---------         ---------           -------        ----------       ----------
TOTAL LIABILITIES                      5,980,458                 0           369,252         3,846,014        1,765,192
                                       ---------         ---------           -------         ---------        ---------

Non-Owned Interests:                  16,432,715 (A)(B) 14,093,725                0         2,338,990                0
                                      ----------        ----------        ---------         ---------        ---------

Stockholders' Equity:
  Common stock                           115,722 (B)      (175,486)          115,722           175,486                0
  Class B stock                           31,073 (B)       (12,024)           31,073            11,904              120
  Additional paid-in capital           7,457,903 (B)    (4,750,304)        7,457,903         4,000,424          749,880
  Retained earnings                    9,692,316 (B)(C)(21,566,952)        9,288,687        13,243,788        8,726,793
  Treasury stock                               0 (B)     1,189,613                 0        (1,189,613)               0
                                     -----------       -----------        ----------        ----------       ----------
TOTAL STOCKHOLDERS' EQUITY            17,297,014       (25,315,153)       16,893,385        16,241,989        9,476,793
                                     -----------      ------------        ----------        ----------       ----------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY               $39,710,187      $(11,221,428)      $17,262,637       $22,426,993      $11,241,985
                                     ===========      ============       ===========       ===========      ===========

CERBCO, Inc.
CONSOLIDATING ELIMINATION ENTRIES
SEPTEMBER 30, 1996
(unaudited)

(A)
Non-owned interests in earnings of subsidiaries                    $50,456
  Non-owned interests                                                                $50,456
To record  non-owned  interests in earnings of subsidiaries
  for the three months ended September 30, 1996.

(B)
Common stock                                                      $175,486
Class B stock                                                       12,024
Additional paid-in capital                                       4,750,304
Retained earnings                                               21,516,496
Excess of acquisition cost over value of net assets acquired     2,474,409
  Treasury stock                                                                  $1,189,613
  Non-owned interests                                                             14,043,269
  Investment in subsidiaries                                                      13,695,837
To eliminate investments in consolidated subsidiaries.

(C)
Retained earnings                                                  $50,456
  Current year earnings adjustments                                                  $50,456
To close out impact of current quarter's statement of earnings.